                                                                  EXHIBIT 10.4



                        RESTRICTED STOCK AWARD AGREEMENT

         THIS RESTRICTED STOCK AWARD AGREEMENT dated as of this 19th day of May, 2000 (the "Agreement"), between OneSource Med, Inc., a Delaware corporation (the "Company"), an indirect subsidiary of Columbia/HCA Healthcare Corporation ("Columbia/HCA", and together with its direct and indirect subsidiaries, a "Related Entity") and (the "Grantee").

                                    RECITALS

         WHEREAS, the Company has awarded Grantee shares (the "Shares") of the authorized but unissued common stock, $.001 par value, of the Company (the "Common Stock") pursuant to the terms of the Columbia/HCA Healthcare Corporation 2000 Incentive and Retention Plan (the "Plan"); and

         WHEREAS, the Plan contemplates a written document evidencing the award;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I

                                 AWARD OF SHARES

         1.1 Award. Pursuant to the terms of the Plan the Grantee is hereby awarded such number of shares of the Company's Common Stock set forth beside the Grantee's name on Schedule I.

         1.2 Delivery of Certificates. The certificates representing the Shares hereunder shall be held in escrow by the Secretary of the Company as provided in
Article VII hereof.

         1.3 Stockholder Right. Until such time as any or all of Grantee's Shares are forfeited pursuant to the terms of this Agreement, if ever, the Grantee (or any successor in interest) shall have all the rights of a stockholder (including voting rights) with respect to the Shares, including Shares held in escrow under Article VII, subject, however, to the transfer restrictions of Article IV.

                                   ARTICLE II

                            SECURITIES LAW COMPLIANCE

         2.1 Exemption from Registration. Grantee acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being issued to the Grantee in reliance upon an exemption from the registration requirements thereof.

         2.2 Restricted Securities. Grantee hereby confirms that he has been informed that the Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the

Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Grantee hereby acknowledges that Grantee is prepared to hold the Shares for an indefinite period and that Grantee is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Shares from the registration requirements of the 1933 Act.

          2.3 Disposition Of Shares. Grantee hereby agrees that Grantee shall make no disposition of the Shares (other than a permitted transfer under Section 4.1) unless and until Grantee:

              a. shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; and

              b. shall have complied with all requirements of this Agreement applicable to the disposition of the Shares (as well as any other applicable agreement, including, without limitation, that certain Stockholders Agreement dated as of May 19, 2000 (the "Stockholders Agreement") among the Company, Grantee and certain other holders of the Company's capital stock).

              The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Article II, nor (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement. Grantee agrees to pay the Company's reasonable expenses incurred in connection with any disposition of the Shares.

          2.4 Restrictive Legends. In order to reflect the restrictions on disposition of the Shares, the stock certificates for the Shares will be endorsed with the following restrictive legend:

              "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE BLUE SKY LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND THE APPLICABLE BLUE SKY LAWS OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF MAY 19, 2000, BETWEEN THE COMPANY AND THE HOLDER OF

              THESE SECURITIES, AND THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF MAY 19, 2000, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY."

                                   ARTICLE III

                              SPECIAL TAX ELECTION

         3.1 Section 83(b) Election. The Grantee understands that under
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the fair market value of the Shares on the date any forfeiture restrictions applicable to such Shares lapse will be reportable as ordinary income to the Grantee in the tax year in which such restrictions lapse. For this purpose, the term "forfeiture restrictions" includes the automatic forfeiture of Unvested Shares (as hereinafter defined) as provided in Article V hereof. The Grantee understands, however, that he may elect to be taxed at the time the Shares are acquired hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions, by filing an irrevocable election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. If this irrevocable election is made, the Grantee will be taxed on the fair market value of the Shares as of the date of this Agreement (determined without taking into account any forfeiture restrictions). The form for making this irrevocable election is attached as Exhibit A hereto. In the event that the Grantee makes this irrevocable election, and the Grantee's Unvested Shares are forfeited pursuant to Article V hereof, the Grantee will not be entitled to deduct the income, if any, previously recognized as income with respect to those shares as a result of the election. The Grantee understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Grantee as the forfeiture restrictions lapse. THE GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER
SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON SUCH GRANTEE'S BEHALF.

         This summary is necessarily incomplete, and the tax laws and regulations are subject to change. The Grantee should consult a tax advisor before making an election under Section 83(b).

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

         4.1 Restriction on Transfer. The Grantee shall not transfer, assign, encumber, or otherwise dispose of any Unvested Shares at any time. Any transfer, assignment, encumbrance or other disposition of Vested Shares (as hereinafter defined) shall be subject to the provisions of the Stockholders Agreement. Subject to Section 4.2 hereof, such restrictions on transfer, however, shall not be applicable to any transfer to or for the benefit of (i) any spouse, parent, child, grandchild, or lineal descendant (including adopted children and stepchildren) of the Grantee (including, without limitation, trustee(s) of a trust for the benefit of the Grantee or any of the foregoing); (ii) any trustee of a voting trust for purposes of transferring shares into such voting trust; or
(iii) any legal representative, devisee, or heir of the Grantee upon his or her death.

         4.2 Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in Section 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement to the same extent that such shares would be so subject if retained by the Grantee.

         4.3 "Market Stand-Off" Agreement. The Grantee hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date, if any, of the first sale to the public pursuant to a registration statement of the Company filed under the 1933 Act, Grantee shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by Grantee at any time during such period except common stock included in such registration; provided, however, that:

              (a) such agreement shall be applicable only to the first two such registration statements of the Company which cover common stock (or other securities convertible into common stock) to be sold on its behalf to the public in an underwritten offering;

              (b) all executive officers and directors of the Company enter into similar agreements; and

              (c) such market stand-off time period shall not exceed 180 days.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Grantee (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         Notwithstanding the foregoing, the obligations described in this
Section 4.3 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction or Form S-4 or similar forms which may be promulgated in the future.

                                    ARTICLE V

                          FORFEITURE OF UNVESTED SHARES

         5.1 Forfeiture. Upon termination of the Grantee's employment with a Related Entity, for any reason, all or any portion of the Grantee's Shares in which the Grantee has not acquired a vested interest in accordance with the vesting provisions set forth in Schedule II (such shares to be hereinafter called the "Unvested Shares") will be forfeited and the Grantee shall have no further rights with respect to such Unvested Shares.

         5.2 Vesting. Unvested Shares shall cease to be Unvested Shares and shall cease to be subject to forfeiture, but shall remain subject to repurchase as provided in Article VI, and the Grantee shall thereupon acquire a vested interest therein (such shares to be hereinafter called the "Vested Shares") as set forth on Schedule II.

         5.3 Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted, or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to forfeiture as provided in this Article V, but only to the extent the Shares are at the time subject to forfeiture. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder.

                                   ARTICLE VI

                        RIGHT TO REPURCHASE VESTED SHARES

         6.1 Vested Share Repurchase Right. The Company (or its assignees) is hereby granted the right (the "Vested Share Repurchase Right") exercisable at any time during the sixty (60)-day period following the termination of the Grantee's employment with a Related Entity, to repurchase all or any portion of the Grantee's Vested Shares. If the Grantee's employment with a Related Entity is terminated by a Related Entity for "Cause" (as defined), the price per share payable by the Company for such Vested Shares shall be the lesser of $9.31 or "Market Value" (as defined). For purposes of this Agreement, "Cause" shall mean the Grantee's fraud, embezzlement, defalcation, gross negligence in the performance or nonperformance of the Grantee's duties, or failure or refusal to perform the Grantee's duties (other than as a result of disability) at any time while in the employ of a Related Entity. If the Grantee's employment with a Related Entity is terminated for any other reason (including, without limitation, death, disability, expiration of term, a Related Entity's termination of the Grantee without Cause or voluntarily by the Grantee), the price per share payable by the Company for such Vested Shares shall be "Market Value" (as defined). For purposes of this Agreement, Grantee's employment shall be deemed to have been terminated by reason of "disability" if Grantee has become disabled within the meaning of Section 22(e)(3) of the Code. For purposes of this Agreement, on any valuation date (the "Valuation Date") (which shall be the date of termination of Grantee's employment for purposes of this Agreement), the "Market Value" of each Share means the average of the closing prices of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed or, if there have been no sales on any such exchange on the such Valuation Date, the average of the highest bid and lowest asked prices on all such exchanges at the end of the Valuation Date, or, if the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, on the Valuation Date or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on the Valuation Date in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the Valuation Date and the 20 consecutive business days prior to such day. If on the Valuation Date the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Market Value of each share of such Shares shall be the fair market value of a share of the Common Stock as of the Valuation Date, as reasonably determined by the board of directors of the Company.

          6.2 Exercise of the Repurchase Right. The Vested Share Repurchase Right shall be exercisable by written notice delivered to the Grantee prior to the expiration of the applicable sixty (60)-day period specified in Section 6.1. The notice shall indicate the number of Vested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than forty-five (45) days after the date of notice. The Company shall concurrently with the receipt of the stock certificates from the Grantee, pay to the Grantee in cash the amount set forth in Section 6.1.

          6.3 Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted, or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Vested Share Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder and to the price per share to be paid upon the exercise of the Vested Share Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate purchase price shall remain the same.

                                   ARTICLE VII

                           ESCROW FOR UNVESTED SHARES

          7.1 Deposit. Upon issuance, the certificates for the Unvested Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Article VII. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 7.3.

           7.2 Recapitalization. Any cash dividends on the Shares (or other securities at the time held in escrow) shall be paid directly to the Grantee and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, any new, substituted, or additional securities or other property which is by reason of such event distributed with respect to the Shares shall be immediately delivered to the Company to be held in escrow under this Article VII, but only to the extent the Shares are at the time subject to the escrow requirements of Section 7.1.

           7.3 Release/Surrender. The Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

               (i) Should the Grantee's Unvested Shares be forfeited as provided in Article V hereof, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, and the Grantee shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

               (ii) As the interest of the Grantee in Shares (or any other assets or securities issued with respect thereto) vests in accordance with the provisions of Schedule II, the certificates for such Vested Shares (as well as all other vested assets and securities) shall be released promptly from escrow and delivered to the Grantee.

               (iii) All Shares (or other assets or securities) released from escrow in accordance with the provisions of subsection (ii) above shall nevertheless remain subject to (i) the restriction on transfer referenced in the second sentence of Section 4.1, (ii) the market stand-off provisions of Section 4.3, and (iii) the Vested Share Repurchase Right of Section 6.1.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

           8.1 No Employment or Service Contract. Nothing in this Agreement shall confer upon the Grantee any right to employment with the Company or a Related Entity.

           8.2 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of services via telecopy to the party to whom notice is to be given (with a confirming copy being delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or via overnight courier providing a receipt and properly addressed as set forth on Schedule I hereto. Any party may change its address for purposes of this Section by giving notice of the new address to each of the other parties in the manner set forth above.

           8.3 No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

           8.4 Cancellation of Shares. If the Company (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Vested Shares to be repurchased in accordance with Article VI of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with Article VI of this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

           9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee for all purposes and in all respects, without giving effect to the conflict of law provisions thereof.

           9.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and enforceable against the parties actually executing such counterparts, but all of which together shall constitute one and the same instrument.

           9.3 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Grantee and the Grantee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

           9.4 Integration; Amendment. This Agreement, the Plan and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersede any previous agreement or understanding between or among the parties with respect to such subjects. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         9.5 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         9.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         9.7 Termination. The provisions of Article VI and Sections 4.1 and 4.2 shall terminate 180 days following a firm commitment underwritten initial public offering of the Company's Common Stock.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.



                                   ONESOURCE MED, INC.

                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------


                                   GRANTEE



                                   --------------------------------------------

                                   SCHEDULE I


GRANTEE                         NUMBER OF SHARES AWARDED SUBJECT TO FORFEITURE
-------                         ----------------------------------------------












ONESOURCE MED, INC.
One Park Plaza
Nashville, Tennessee 37203
Attention: President

                                   SCHEDULE II

                                     VESTING

         The forfeiture provisions in Article V shall automatically terminate with respect to the Shares and such Unvested Shares shall become "Vested Shares" in four equal annual installments consisting of 25% of the original number of Unvested Shares (as may be adjusted pursuant to Section 5.3) each and beginning on the first anniversary of the date of grant, unless otherwise determined by the Company or by the Board of Directors of Columbia/HCA or the committee of its Board of Directors responsible for administering the Plan.

                              ROUNDING CONVENTIONS

         For purposes of calculating any Share amounts pursuant to the foregoing formula, the applicable number of Shares shall be rounded to the nearest whole number.

                                    EXHIBIT A


                           SECTION 83(B) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)     The taxpayer who performed the services is:

        Name:
                   -----------------------

        Address:
                   -----------------------

                   -----------------------


        Taxpayer Social Security No.:
                                      --------------------

        Taxable Year: Calendar Year 2000

(2) The property with respect to which the election is being made is ______ shares of the common stock, par value $0.001 per share, of OneSource Med, Inc. (the "Unvested Shares").

(3)     The Unvested Shares were granted on May 19, 2000.

(4) The Unvested Shares are subject to forfeiture if for any reason taxpayer's services with the issuer are terminated. The forfeiture restriction lapses in a series of installments.

(5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $9.31 per share.

(6)     The amount paid for such Unvested Shares is $0.00 per share.

(7) A copy of this statement was furnished to Columbia/HCA Healthcare Corporation for whom taxpayer rendered the services underlying the transfer of the Unvested Shares.

(8)     This statement is executed as of _______, 2000.



-----------------------------------             --------------------------------
Spouse (if any)                                 Taxpayer

                       Supplemental Information Regarding
                        Awards to Executive Officers of
                          HCA - The Healthcare Company


EXECUTIVE OFFICER                                  SHARES OF ONESOURCE MED, INC.

David G. Anderson                                  250

Jack O. Bovender, Jr.                              1,355

Richard M. Bracken                                 250

Victor L. Campbell                                 200

Rosalyn S. Elton                                   200

James A. Fitzgerald, Jr.                           200

Thomas F. Frist, Jr.                               1,600

V. Carl George                                     200

Jay Grinney                                        250

Samuel N. Hazen                                    250

Frank M. Houser                                    200

R. Milton Johnson                                  300

Patricia T. Lindler                                200

A. Bruce Moore Jr.                                 200

Philip R. Patton                                   200

Gregory S. Roth                                    200

Bill B. Rutherford                                 250

Joseph N. Steakley                                 200

Beverly B. Wallace                                 200

Robert Waterman                                    200

Noel B. Williams                                   400

Alan R. Yuspeh                                     200